[LETTERHEAD OF STRADLY RONON STEVENS & YOUNG, LLP]



                                   May 9, 2002


Board of Directors
BCSB Bankcorp, Inc.
4111 East Joppa Road
Baltimore, Maryland 21236

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to and for BCSB Bankcorp, Inc., a corporation organized under the laws of the United States (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares are issuable under the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan, effective July 1, 1995 and restated effective October 22, 1997, as amended by the 2001 Amendment thereto approved by the Board of Directors of the Company on September 26, 2001 (the "Plan").

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan, (iii) the Charter and Bylaws of the Company, in each case certified by the Secretary of the Company as of the date hereof, (iv) certain minutes of meetings or unanimous consents of the Board of Directors of the Company, as amended, certified as true and correct by the Secretary of the Company, and (vi) a certificate of the President and of the Secretary of the Company dated May 9, 2002.

     In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     The law covered by the opinion expressed herein is limited to Federal law.

Board of Directors
May 9, 2002
Page 2


     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares when issued pursuant to and in accordance with the Plan will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus dated May 9, 2002 related to the Shares and to any reference to our firm in the Prospectus as legal counsel who have passed upon the legality of the securities offered thereby.


                                     Very truly yours,

                                     STRADLEY RONON STEVENS & YOUNG, LLP



                                     By: /s/ Joel E. Rappoport
                                         ---------------------------------------
                                         Joel E. Rappoport, A Partner